UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014  (February 25, 2014)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 25, 2014, Robert B. Rodgers resigned as a director of Southwest Bancorp, Inc. (“Southwest”) and its banking subsidiary, Bank SNB, National Association (“Bank SNB”) for personal reasons.

Effective February 25, 2014, James M. Morris II was appointed as a new director to succeed Mr. Rodgers as a director of Southwest and Bank SNB.

Mr. Morris, age 62, graduated from Oklahoma State University with a BS degree in Business Administration in 1973.  He joined John Hancock Financial Services in 1973 and was appointed CEO of John Hancock’s Boston, MA based distribution system in May of 1999.  In that role, Mr. Morris was in charge of sales and marketing for all life, annuity and long term care products.  He also served as Chairman and CEO of John Hancock’s broker dealer, Signator Investors, Inc., as well as Chairman of Essex Co. and Essex National Securities, Inc.  Mr. Morris retired in April 2004.

Since retirement, Mr. Morris has invested in various closely held businesses, including Choice Capital Partners, Buffalo Creek LLC, Aspen Junction LLC, and InforcePro Corporation.  He currently serves on the boards of directors of the Oklahoma Medical Research Foundation and the South Central US Chapter of the Multiple Sclerosis Society and is a recipient of the Maureen Reagan award for his work with the Alzheimers Association.

Item 9.01   Financial Statements and Exhibits.

(d)Exhibits:

99.1:Press Release dated February 25, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 25, 2014

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release dated February 25, 2014.	Filed herewith electronically